SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 15, 2010

PIONEER NATURAL RESOURCES COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-13245	75-2702753
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5205 N. O'Connor Blvd., Suite 200, Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (972) 444-9001

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.02.               Results of Operations and Financial Condition

Explanatory note:  Pioneer Natural Resources Company and its subsidiaries ("Pioneer" or the "Company") presents in this Item 2.02 certain information regarding the impact of changes in the fair values of its derivative instruments on the results of operations for the three and nine months ended September 30, 2010 and certain other information regarding its derivative instruments.

The following table summarizes non-hedge net derivative gains that Pioneer expects to record in its earnings for the three and nine months ended September 30, 2010:

DERIVATIVE GAINS, NET
(in thousands)

	Three Months Ended September 30, 2010	Nine Months Ended September 30, 2010
Noncash changes in fair value:
Oil derivative gains (losses)	$(64,788)	$120,808
NGL derivative gains (losses)	(7,130)	14,073
Gas derivative gains	151,770	324,608
Interest rate derivative gains	13,881	47,419
Total noncash derivative gains, net	93,733	506,908

Cash settled changes in fair value:
Oil derivative losses	(360)	(12,428)
NGL derivative losses	(565)	(4,417)
Gas derivative gains	33,806	77,842
Interest rate derivative gains	967	2,680
Total cash derivative gains, net	33,848	63,677
Total derivative gains, net	$127,581	$570,585

Item 7.01            Regulation FD Disclosure

The following table presents Pioneer’s open commodity derivative positions as of October 15, 2010:

	2010
	Fourth Quarter	2011	2012	2013	2014

Oil Derivatives (BBLs):
Swap Contracts:
Volume	2,500	750	3,000	3,000	-
NYMEX price	$93.34	$77.25	$79.32	$81.02	$-
Collar Contracts:
Volume	-	2,000	-	-	-
NYMEX price:
Ceiling	$-	$170.00	$-	$-	$-
Floor	$-	$115.00	$-	$-	$-
Collar Contracts with Short Puts:
Volume	30,250	32,000	37,000	21,250	-
NYMEX price (a):
Ceiling	$85.09	$99.33	$118.34	$117.38	$-
Floor	$68.38	$73.75	$80.41	$80.18	$-
Short Put	$55.23	$59.31	$65.00	$65.18	$-
Percent of total oil production (b)	~90%	~80%	~85%	~40%	N/A
NGL Derivatives (BBLs):
Swap Contracts:
Volume	1,650	750	750	-	-
Blended index price (c)	$40.85	$34.65	$35.03	$-	$-
Collar Contracts:
Volume	2,000	1,000	-	-	-
Index price (c):
Ceiling	$49.98	$50.93	$-	$-	$-
Floor	$41.58	$42.21	$-	$-	$-
Collar Contracts with Short Puts:
Volume	2,000	-	-	-	-
Index price (c):
Ceiling	$58.92	$-	$-	$-	$-
Floor	$47.64	$-	$-	$-	$-
Short Put	$38.71	$-	$-	$-	$-
Percent of total NGL production (b)	~25%	~5%	<5%	N/A	N/A
Gas Derivatives (MMBtu):
Swap Contracts:
Volume	167,500	117,500	105,000	67,500	50,000
NYMEX price (d)	$6.26	$6.13	$5.82	$6.11	$6.05
Collar Contracts:
Volume	40,000	-	65,000	100,000	20,000
NYMEX price (d):
Ceiling	$7.19	$-	$6.60	$6.50	$7.20
Floor	$5.75	$-	$5.00	$5.00	$5.00
Collar Contracts with Short Puts:
Volume	95,000	200,000	190,000	45,000	50,000
NYMEX price (d):
Ceiling	$7.94	$8.55	$7.96	$7.49	$8.08
Floor	$6.00	$6.32	$6.12	$6.00	$6.00
Short Put	$5.00	$4.88	$4.55	$4.50	$4.50
Percent of total gas production (b)	~90%	~90%	~85%	~45%	~25%
Basis Swap Contracts:
Permian Basin Index Swaps volume - (e)	20,054	10,000	32,500	2,500	-
Price differential ($/MMBtu)	$(0.33)	$(0.31)	$(0.38)	$(0.31)	$-
Mid-Continent Index Swaps volume - (e)	183,370	100,000	40,000	10,000	-
Price differential ($/MMBtu)	$(0.84)	$(0.71)	$(0.58)	$(0.71)	$-
Gulf Coast Index Swaps volume - (e)	41,685	23,500	43,500	20,000	10,000
Price differential ($/MMBtu)	$(0.22)	$(0.16)	$(0.16)	$(0.16)	$(0.16)
__________
(a)	Represents NYMEX and Dated Brent average prices of U.S. and foreign production.
(b)	Represents an estimated percentage of forecasted production, which may differ from the percentage of actual production.
(c)	Represents the blended Mont Belvieu index price or respective NGL component prices per Bbl.
(d)	Represents the NYMEX Henry Hub index price or approximate NYMEX Henry Hub index price based on historical differentials to the index price on the derivative trade date.
(e)	Represent swaps that fix the basis differentials between indices at which the Company sells its Permian Basin, Mid-Continent and Gulf Coast gas and NYMEX Henry Hub index prices.

Cautionary Statement Concerning Forward-Looking Statements

Except for historical information contained herein, the statements in this Current Report on Form 8-K are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the business prospects of the Company are subject to a number of risks and uncertainties that may cause the Company's actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, volatility of commodity prices, product supply and demand, competition, the ability to obtain environmental and other permits and the timing thereof, other government regulation or action, the ability to obtain approvals from third parties and negotiate agreements with third parties on mutually acceptable terms, international operations and associated international political and economic instability, litigation, the costs and results of drilling and operations, availability of equipment, services and personnel required to complete the Company's operating activities, access to and availability of transportation, processing and refining facilities, Pioneer's ability to replace reserves, implement its business plans or complete its development activities as scheduled, access to and cost of capital, the financial strength of counterparties to Pioneer's credit facility and derivative contracts and the purchasers of Pioneer's oil, NGL and gas production, uncertainties about estimates of reserves and the ability to add proved reserves in the future, the assumptions underlying production forecasts, quality of technical data, environmental and weather risks, including the possible impacts of climate change, and acts of war or terrorism. These and other risks are described in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. In addition, the Company may be subject to currently unforeseen risks that may have a materially adverse impact on it. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. The Company undertakes no duty to publicly update these statements except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY

	By:	/s/ Frank W. Hall
Frank W. Hall,
Vice President and Chief
Accounting Officer

Dated: October 15, 2010